Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2016, relating to the consolidated financial statements of Acacia Communications, Inc. and subsidiaries (the “Company”) as of and for the years ended December 31, 2014 and 2015, as contained in Amendment No. 3 to Registration Statement No. 333-208680 of the Company on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 12, 2016